EXHIBIT 99.1

Berkshire Hills Announces Share Repurchase Authorization
BOSTON, April 28, 2021 – Berkshire Hills Bancorp, Inc. (NYSE: BHLB) today announced that its Board of Directors has approved a stock repurchase program pursuant to which the Company may repurchase up to 2,500,000 shares of its common stock through April 30, 2022.  This represents approximately 5% of its outstanding shares as of March 31, 2021.
The authorization does not constitute a commitment to repurchase shares.  The Company may conduct the repurchases through open market purchases, block trades, unsolicited negotiated transactions, pursuant to a trading plan that may be adopted in accordance with Securities and Exchange Commission (“SEC”) Rule 10b5-1, or in any other manner that complies with the provisions of the Securities Exchange Act of 1934, as amended.
ABOUT BERKSHIRE HILLS BANCORP
Berkshire Hills Bancorp is the parent of Berkshire Bank, which is committed to purpose-driven, community-dedicated banking and to be the leading socially responsible omni-channel bank in the communities it serves.  Headquartered in Boston, Berkshire operates 121 banking offices primarily in New England and New York.

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CONTACTS
Investor Relations Contacts
Kevin Conn, SVP, Investor Relations & Corporate Development
Email: KAConn2@berkshirebank.com
Tel: (617) 641-9206
David Gonci, Capital Markets Director
Email: dgonci@berkshirebank.com
Tel: (413) 281-1973